Exhibit 99.1

EXECUTION COPY

NOTE PURCHASE AGREEMENT

Dated as of January 10, 2012

among

GM FINANCIAL AUTOMOBILE RECEIVABLES TRUST 2012-PP1,

as Issuer

AFS SENSUB CORP.,

as Seller,

AMERICREDIT FINANCIAL SERVICES, INC.,

as Servicer and as Custodian,

AZALEA ASSET MANAGEMENT, INC.,

as Note Purchaser,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee,

Relating to

GM Financial Automobile Receivables Trust 2012-PP1

Fixed Rate Asset Backed Notes

9.12	No Proceedings	23
9.13	Majority Noteholder Consent	23
9.14	Survival of Representations and Warranties	23
9.15	Waiver of Jury Trial	23
9.16	Limitation of Liability of Owner Trustee	23

LIST OF EXHIBITS

Exhibit A Form of Investment Letter

Exhibit B Form of Transfer Supplement

ii

NOTE PURCHASE AGREEMENT, dated as of January 10, 2012, by and among GM FINANCIAL AUTOMOBILE RECEIVABLES TRUST 2012-PP1, a Delaware statutory trust (the “Issuer”) AFS SENSUB CORP., a Nevada corporation (“AFS SenSub”), individually and in its capacity as seller (in such capacity, the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (“AmeriCredit”), individually, in its capacity as servicer (in such capacity, the “Servicer”), and in its capacity as custodian (in such capacity, the “Custodian”) AZALEA ASSET MANAGEMENT, INC. (the “Note Purchaser”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Seller, the Servicer, the Issuer and Wells Fargo Bank, National Association, as Backup Servicer (including its successors in such capacity, the “Backup Servicer”) and as Trust Collateral Agent (including its successors in such capacity, the “Trust Collateral Agent”) are parties to the Sale and Servicing Agreement, dated as of January 4, 2012 (as the same may from time to time be amended, modified or otherwise supplemented, the “Sale and Servicing Agreement”);

WHEREAS, the Issuer, the Trust Collateral Agent and the Trustee are parties to the Indenture, dated as of January 4, 2012 (as the same from time to time be amended, supplemented or otherwise modified, the “Indenture”);

WHEREAS, the Issuer proposes to issue and sell pursuant to the Indenture its Fixed Rate Asset Backed Notes (the “Notes”);

WHEREAS, the Issuer proposes to establish a Reserve Account (the “Reserve Account”) with the Trustee pursuant to the terms of the Indenture and the Sale and Servicing Agreement for the benefit of the holder of the Notes;

WHEREAS, the Note Purchaser is willing to purchase the Notes on the Closing Date (as hereinafter defined) on the terms and conditions provided for herein;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

1.1 Definitions . All capitalized terms used herein as defined terms and not defined herein shall have the meanings given to them in the Sale and Servicing Agreement or the Indenture.

“AFS SenSub” has the meaning specified in the preamble to this Agreement and includes any successor or permitted assignee thereof as provided in the Indenture, the Sale and Servicing Agreement and this Agreement.

“Agreement” shall mean this Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

“AmeriCredit” has the meaning specified in the preamble to this Agreement and includes any successor or permitted assignee thereof as provided in the Indenture, the Sale and Servicing Agreement and this Agreement.

“Closing Date” shall mean January 11, 2012.

“Excluded Taxes” has the meaning specified in subsection 2.5(a) of this Agreement.

“Fee Letter” shall mean the letter agreement, designated therein as a Fee Letter, dated as of the Closing Date, among the Issuer, AmeriCredit and the Note Purchaser, as such letter agreement may be amended or otherwise modified from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnified Amounts” has the meaning specified in subsection 2.6(a) of this Agreement.

“Indemnitee” has the meaning specified in subsection 2.6(a) of this Agreement.

“Indenture” has the meaning specified in the recitals to this Agreement.

“Interest Period” shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

“Investment Letter” means a letter to the Issuer in the form of Exhibit A hereto (appropriately completed).

“Notes” has the meaning specified in the recitals to this Agreement.

“Note Purchaser” has the meaning specified in the recitals to this Agreement and includes any successor or permitted assignee thereof as provided in the Indenture, the Sale and Servicing Agreement and this Agreement.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Reserve Account” has the meaning specified in the recitals to this Agreement.

“Sale and Servicing Agreement” has the meaning specified in the recitals to this Agreement.

“Taxes” has the meaning specified in subsection 2.5(a) of this Agreement.

“Transfer” has the meaning specified in subsection 8.1(c) of this Agreement.

“Transfer Supplement” has the meaning specified in subsection 8.1(e) of this Agreement.

“Transferee” has the meaning specified in subsection 8.1(c) of this Agreement.

“Trustee” has the meaning specified in the recitals to this Agreement.

“written” or “in writing” (and other variations thereof) shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b) The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified. The words “including” and “include” shall be deemed to be followed by the words “without limitation”.

ARTICLE 2 AMOUNT AND TERMS OF PURCHASE

2.1 Purchase.

(a) On and subject to the terms and conditions of this Agreement, on the Closing Date the Issuer will deliver to the Note Purchaser Notes dated as of the Closing Date, registered in the name of Azalea Asset Management, Inc., having a face amount equal to $800,000,000 and duly authenticated by the Trustee in accordance with the terms of the Indenture.

(b) The purchase price payable by the Note Purchaser pursuant to subsection 2.1(a) shall be subject to the fulfillment of the applicable conditions set forth in Article 3. Payment of the purchase price for, and delivery of the Notes shall be made at the offices of Katten Muchin Rosenman LLP, New York, New York or at such other place as shall be agreed upon by the Note Purchaser, AFS SenSub and the Servicer at 10:00 a.m. New York

City time, on the Closing Date, or at such other time or date as shall be agreed upon in writing by the Note Purchaser, AFS SenSub and the Servicer. Payment shall be made by wire transfer of same day funds payable to the account designated by the Servicer.

2.2 [Reserved].

2.3 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and the Indenture.

2.4 [Reserved].

2.5 Taxes.

(a) All payments made to the Note Purchaser under this Agreement, the Sale and Servicing Agreement and the Indenture (including all amounts payable with respect to the Notes) shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”), excluding (i) income taxes (including branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (imposed in lieu of income taxes), or any other taxes based on or measured by the net income of the Note Purchaser or the gross receipts or income of the Note Purchaser; and (ii) any Taxes that would not have been imposed but for the failure of the Note Purchaser to provide and keep current (to the extent legally able) any certification or other documentation required to qualify for an exemption from, or reduced rate of, any such Taxes or required by this Agreement to be furnished by the Note Purchaser (all such excluded taxes being hereinafter called “Excluded Taxes”).

If, as a result of any change in law, treaty or regulation or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the adoption of any law, treaty or regulation, any Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to the Note Purchaser hereunder or under the Sale and Servicing Agreement or the Indenture, then after submission by the Note Purchaser to the Issuer and the Servicer of a written request therefor, the amounts so payable to the Note Purchaser shall be increased, and the Note Purchaser shall be entitled to be paid by the Issuer (pursuant to clause (ix) of subsection 5.7(a) of the Sale and Servicing Agreement or clause (iv) of subsection 5.6(a) of the Indenture), the amount of such increase to the extent necessary to yield to the Note Purchaser (after payment of all such Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified in this Agreement or in the Sale and Servicing Agreement and the Indenture, as applicable, no later than the Distribution Date following receipt by the Issuer and the Servicer of a request for such additional amounts under this subsection 2.5(a), if such request is received by the Issuer and the Servicer no later than five (5) Business Days prior to the Determination Date related to such Distribution Date, and otherwise on the following Distribution Date (or, if earlier, on the Termination Date); provided, however, that the amounts so payable to the Note Purchaser shall not be increased pursuant to this subsection 2.5(a) if such requirement to withhold results from the failure of such Person to comply with subsection 2.5(c) hereof. Whenever any Taxes are payable on or with respect to amounts distributed to the Note Purchaser, as promptly as possible thereafter the Issuer and the Servicer shall send to the Note Purchaser a certified copy of an original official receipt showing payment thereof. Notwithstanding any other provisions of this Section 2.5, the Servicer shall not have any liability under this Section 2.5 for the payment of Taxes except for Taxes (other than Excluded Taxes) assessed on indemnification payments made or required to be made by the Servicer for its own account under Section 2.6 of this Agreement. If the Issuer or the Servicer, as applicable, fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Note Purchaser the required receipts or other required documentary evidence, the Note Purchaser shall be entitled to be paid (in the case of a failure by the Issuer, only to the extent funds are then or thereafter available therefor pursuant to clause (ix) of subsection 5.7(a) of the Sale and Servicing Agreement or clause (iv) of subsection 5.6(a) of the Indenture) or in the case of a failure by the Servicer, by such entity, as the case may be, any incremental taxes, interest or penalties that may become payable by the Note Purchaser as a result of any such failure no later than the Distribution Date following receipt by the Issuer and the Servicer of such request for payment under this subsection 2.5(a), if such request is received by the Issuer and the Servicer no later than five (5) Business Days prior to the Determination Date related to such Distribution Date, and otherwise on the following Distribution Date (or, if earlier, on the Termination Date).

(b) A Note Purchaser claiming increased amounts under subsection 2.5(a) hereof for Taxes paid or payable by the Note Purchaser will furnish to the Issuer and the Servicer a certificate prepared in good faith setting forth the basis and amount of each request by the Note Purchaser for such Taxes. Any such certificate of the Note Purchaser shall be conclusive absent manifest error. Failure on the part of the Note Purchaser to demand additional amounts pursuant to subsection 2.5(a) of this Agreement with respect to any period shall not constitute a waiver of the right of the Note Purchaser to demand compensation with respect to such period. All such amounts shall be due and payable to the Note Purchaser on the Distribution Date following receipt by the Issuer and the Servicer of such certificate, if such certificate is received by the Issuer and the Servicer at least five (5) Business Days prior to the Determination Date related to such Distribution Date and otherwise shall be due and payable on the following Distribution Date (or, if earlier, on the Termination Date).

(c) The Note Purchaser agrees that prior to the date on which the first interest or fee payment hereunder is due thereto, it will deliver to the Issuer, the Servicer and the Trustee (i) if the Note Purchaser is not incorporated under the laws of the United States or any State thereof, two duly completed copies of the U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN claiming treaty benefits, or in either case successor applicable forms required to evidence that the Note Purchaser is entitled to receive payments under this Agreement and with respect to the Notes without deduction or withholding of any United States federal income taxes, (ii) in the case of any other the Note Purchaser, a duly completed U.S. Internal Revenue Service Form W 9 or successor applicable or required forms, and (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. The Note Purchaser also agrees to deliver to the Issuer, the Servicer and the Trustee two further copies of such Form W-8ECI, Form W-8BEN claiming treaty benefits or Form W 9, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder, and such extensions or renewals thereof as may reasonably be requested by the Issuer, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, the Note Purchaser is no longer eligible to deliver then-applicable form set forth above and so advises the Issuer. The Note Purchaser certifies, represents and warrants as of the Closing Date, each Transferee shall certify, represent and warrant as a condition of acquiring its Transfer as of the effective date of the Transfer Supplement to which it is a party, that (x) it is entitled to receive payments under this Agreement and with respect to the Notes without deduction or withholding of any United States federal income taxes and (y) it is entitled to an exemption from United States backup withholding tax.

2.6 Indemnification.

(a) Without limiting any other rights which any such Person may have hereunder or under applicable law, AmeriCredit hereby agrees to indemnify the Note Purchaser and its Affiliates, and each of its respective successors, transferees, participants and assigns and all officers, directors, managers, shareholders, controlling persons, employees, members and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnitee”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Basic Document or the transactions contemplated thereby or the use of proceeds therefrom by the Issuer, including in respect of any Receivable, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnitee or its agent or subcontractor, (b) except as otherwise provided herein, non-payment by any Obligor of an amount due and payable with respect to a Receivable, (c) any loss in value of any Financed Vehicle or Eligible Investment due to changes in market conditions or for other reasons beyond the control of AmeriCredit or the Issuer or (d) any amount which represents legal, accounting or other costs incurred by any Indemnitee in respect of any legal action between such Indemnitee and AmeriCredit or any Affiliate of AmeriCredit if a court of competent jurisdiction makes a final determination that AmeriCredit is the prevailing party. Without limiting the foregoing, but subject to the exclusions (a) through (d) above, AmeriCredit agrees to indemnify each Indemnitee for Indemnified Amounts arising out of or relating to:

(i) the breach of any representation or warranty made by the Issuer, the Seller (or any of its officers) or AmeriCredit (in any capacity) or any Affiliate of AmeriCredit under or in connection with this Agreement or the other Basic Documents, any Servicer’s Certificate or any other information, report or certificate delivered by the Issuer, the Seller, Servicer or AmeriCredit (in any capacity) or an Affiliate of AmeriCredit pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) the breach of any covenant, agreement or obligation of the Issuer, the Seller or AmeriCredit (in any capacity) or any Affiliate of AmeriCredit under or in connection with this Agreement or the other Basic Documents;

(iii) the failure by the Issuer, the Seller, the Servicer or AmeriCredit (in any capacity) to comply in any material way with any applicable law, rule or regulation with respect to any Receivable or any Financed Vehicle, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

(iv) the failure to vest and maintain vested in (A) the Issuer, legal and equitable title to the Receivables and other Trust Property, free and clear of any Lien and (B) the Trust Collateral Agent, for the benefit of the Noteholder, a first priority security interest in all the Collateral, free and clear of any Lien;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vi) any failure of AmeriCredit or an Affiliate of AmeriCredit, as Servicer, to perform its duties or obligations in accordance with the provisions of the Sale and Servicing Agreement or any provision contained in any other Basic Document;

(vii) any claim involving products liability that arises out of or relates to merchandise or services that are the subject of any Receivable or strict liability claim in connection with any Financed Vehicle related to a Receivable;

(viii) any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out of pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the making, maintenance or funding, directly or indirectly, any other interest in the Collateral;

(ix) the offering or sale of the Notes;

(x) the commingling of the proceeds of the Collateral at any time with other funds;

(xi) the failure to have filed, or any delay in filing, financing statements or other similar documents under the UCC of any applicable jurisdiction;

(xii) the failure of AmeriCredit or the Seller to receive reasonably equivalent value for the Receivables it transfers to AFS SenSub or the Issuer, as applicable;

(xiii) any investigation, litigation or proceeding related to or arising from this Agreement or the other Basic Documents or the transactions contemplated hereby or thereby in which any Indemnitee becomes involved as a result of any such transactions; or

(xiv) any action or omission by AmeriCredit, the Seller or the Issuer that reduces or impairs the rights of the Trust Collateral Agent or the Noteholder with respect to any Receivable or the ability to collection the Principal Balance of any Receivable.

(b) If for any reason (other than the exclusions (a) through (d) set forth in the first paragraph of Section 2.6(a)) the indemnification provided above in this Section 2.6 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then AmeriCredit shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee, on the one hand, and AmeriCredit, its Affiliates and the Issuer, on the other hand, but also the relative fault of such Indemnitee, on the one hand, and AmeriCredit, its Affiliates or the Issuer, on the other hand, as well as any other relevant equitable considerations.

(c) To the extent that any amount that AmeriCredit is required to pay to an Indemnitee pursuant to this Section 2.6 remains unpaid by the first Distribution Date that is at least 30 calendar days after the date on which such Indemnitee first demands payment of such amount from AmeriCredit, such amount shall be payable by the Issuer from the Total Available Funds, but only to the extent funds are then or thereafter become available therefor, pursuant to Section 5.7(a)(ix) of the Sale and Servicing Agreement or Section 5.6(a)(iv) of the Indenture, as applicable.

2.7 Expenses, etc.

(a) The Servicer agrees to pay on demand (i) to the Trustee and the Note Purchaser all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses, not to exceed the amount specified in the Fee Letter, of Bingham McCutchen, counsel for the Note Purchaser, with respect thereto, (ii) to the Trustee and the Note Purchaser all reasonable costs and expenses in connection with any amendments of or waivers or consents under this Agreement or the Basic Documents, including in each case the reasonable fees and out-of-pocket expenses of their respective counsel, with respect thereto, and (iii) to the Trustee and the Note Purchaser, on demand, all reasonable costs and expenses, including reasonable fees and expenses of their respective counsel, if any, in connection with the enforcement of this Agreement or any of the Basic Documents, and the other documents delivered thereunder or in connection therewith. Upon being found to have breached its own representations, warranties or obligations under this Agreement or any Basic Documents, the Servicer agrees to pay to the Trustee and the Note Purchaser, on demand, all reasonable costs and expenses, including reasonable fees and expenses of their respective counsel, if any, incurred solely in connection with the enforcement of such representations, warranties or obligations against the Servicer.

(b) The Servicer agrees to pay on demand any and all stamp, transfer and other similar taxes and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Basic Documents, and agrees to save the Note Purchaser harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

ARTICLE 3 CONDITIONS PRECEDENT

3.1 Conditions to Effectiveness. The following shall be conditions precedent to the effectiveness of this Agreement:

(a) the representations and warranties of AFS SenSub, AmeriCredit and the Issuer set forth or referred to in Article 4 hereof shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date (except for representations and warranties which relate to a specific date, which shall be true and correct as of such date), and no event which of itself or with the giving of notice or lapse of time, or both, would constitute an Event of Default or Servicer Termination Event shall have occurred and be continuing on the Closing Date;

(b) the Fee Letter shall have been executed and delivered by the Issuer and AmeriCredit to the Note Purchaser;

(c) the Note Purchaser shall have received on the Closing Date the following items, each of which shall be in form and substance satisfactory to the Note Purchaser:

(i) an Officer’s Certificate of AFS SenSub confirming the satisfaction of the conditions set forth in clause (a) (as to representations and warranties of AFS SenSub only) above;

(ii) an Officer’s Certificate of AmeriCredit confirming the satisfaction of the conditions set forth in clause (a) (as to representations and warranties of AmeriCredit only) above;

(iii) an Officer’s Certificate of the Issuer confirming the satisfaction of the conditions set forth in clause (a) (as to representations and warranties of the Issuer only) above;

(iv) a copy of (A) the charter and by-laws of, and an incumbency certificate with respect to its officers executing any of the Basic Documents on the Closing Date on behalf of, each of AmeriCredit and AFS SenSub, certified by its authorized officer, and (B) resolutions of the Board of Directors (or an authorized committee thereof) of each of AmeriCredit and AFS SenSub with respect to the Basic Documents to which it is party, certified by its authorized officer;

(v) a certificate issued no earlier than thirty (30) days prior to the Closing Date by an appropriate Governmental Authority evidencing the legal existence and good standing of each of AFS SenSub, the Issuer and AmeriCredit;

(vi) the favorable written opinions of counsel for AFS SenSub, AmeriCredit and the Issuer, addressed to the Note Purchaser and dated as of the Closing Date, covering general corporate matters, the due execution and delivery of, and the enforceability of, each of the Basic Documents to which AFS SenSub, AmeriCredit and the Issuer is party, true sale, bankruptcy, security interest and tax matters and such other matters as the Note Purchaser may request;

(vii) an executed copy of the Sale and Servicing Agreement, the Indenture, the Custodian Agreement, the Lockbox Account Agreement, the Lockbox Processing Agreement, the Trust Agreement, the Fee Letter and the Purchase Agreement;

(viii) evidence satisfactory to the Note Purchaser that financing statements duly authorized by AmeriCredit, the Issuer and AFS SenSub or other, similar instruments or documents, as may be necessary or, in the opinion of the Note Purchaser, desirable under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law to perfect the transfers (including grants of security interests) under the Basic Documents have been delivered and, if appropriate, have been duly filed or recorded and that all filing fees, taxes or other amounts required to be paid in connection therewith have been paid;

(ix) certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Note Purchaser), dated a date reasonably near to the Closing Date, listing all effective financing statements which name AmeriCredit, the Issuer and AFS SenSub (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the statements referred to in clause (x) above were or are to be filed, together with copies of such financing statements (none of which, other than financing statements naming the party under the Basic Documents to which transfers (including grants of security interests) thereunder purport to have been made shall cover any of the property purported to be conveyed thereunder);

(x) counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the Issuer, the Seller, the Servicer and the Note Purchaser;

(xi) the duly executed Notes registered in the name of Azalea Asset Management, Inc. in a face amount equal to $800,000,000; and

(xii) such additional documents, instruments, certificates or letters as the Note Purchaser may reasonably request.

(d) the Notes shall have been duly issued in accordance with the Sale and Servicing Agreement and the Indenture, and the Collection Account and the Reserve Account shall have been established with the Trustee; and

(e) an amount equal to the Reserve Account Deposit Amount shall have been deposited in the Reserve Account.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of AmeriCredit, AFS SenSub and the Issuer. AmeriCredit, AFS SenSub and the Issuer each severally, with respect to itself only, represents and warrants to the Note Purchaser that its representations and warranties (individually or as Seller or Servicer, as applicable) set forth in the Sale and Servicing Agreement, the Indenture and the other Basic Documents are true and correct as of the date hereof (except for representations or warranties which relate to a specific date, which shall be true and correct as of such date). AmeriCredit, AFS SenSub and the Issuer each severally, with respect to itself only, further represents and warrants to, and agrees with, the Note Purchaser that, as of the date hereof:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware as a corporation (if AmeriCredit), or a Nevada corporation (if the AFS SenSub), or a Delaware statutory trust (if the Issuer), with full power and authority under such laws to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the Basic Documents to which it is a party.

(b) It has the power and authority to execute, deliver and perform this Agreement and the Basic Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and such Basic Documents. When executed and delivered, each of this Agreement and each such Basic Document will constitute its legal, valid and binding agreement, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally. The enforceability of its obligations under such agreements is also subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and indemnification sought in respect of securities laws violations may be limited by public policy.

(c) No consent, license, approval or authorization of, or registration with, any governmental authority, bureau or agency is required to be obtained in connection with its execution, delivery or performance of each of this Agreement or any Basic Documents that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date, except such that may be required by the blue sky laws of any state and except those which the failure to obtain individually or in the aggregate, would not have a material adverse effect on it or the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Basic Documents to which it is a party.

(d) The execution, delivery and performance by it of each of this Agreement and the Basic Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, its charter or by laws or other formation documents or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements which do not affect the legality, validity or enforceability of any of such agreements or the Receivables or the Collateral and which, individually or in the aggregate, would not have a material adverse effect on it or the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Basic Documents to which it is a party).

(e) To its knowledge, except to the extent already disclosed in writing to the Note Purchaser, there is no litigation or administrative proceeding before any court, tribunal or governmental body presently pending or threatened, against it with respect to this Agreement and the Basic Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes, and there is no such litigation or proceeding against it or any significant portion of its properties, in each case which would have a material adverse effect on it or the transactions contemplated by, or its ability to perform its respective obligations under, this Agreement or the Basic Documents to which it is a party.

(f) It has delivered to the Note Purchaser complete and correct copies of, in the case of AmeriCredit, the audited consolidated balance sheet of General Motors Financial Company, Inc. as at December 31, 2010, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended, accompanied by the opinion of its independent certified public accountants. Such financial statements fairly present in all material respects the financial condition of General Motors Financial Company, Inc. as at such date and the results of its operations for the period ended on such date, all in accordance with United States generally accepted accounting principles, consistently applied. Since December 31, 2010, there has been no material adverse change in its condition or operations that has been reported on a Form 10-Q or a Form 8-K.

(g) The issuance and sale of the Notes is exempt from the registration requirements of the Securities Act; the Indenture is exempt from qualification under the Trust Indenture Act, and neither the Seller nor the Issuer is required to be registered under the Investment Company Act.

(h) On the Closing Date and after giving effect to the issuance of the Notes, no Event of Default or Servicer Termination Event has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute an Event of Default or Servicer Termination Event.

(i) No proceeds of the transactions contemplated hereunder will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(j) The chief executive office of the Issuer is located at the Corporate Trust Office (as defined in the Trust Agreement).

(k) The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Basic Documents. The Issuer has no indebtedness to any Person other than pursuant to this Agreement and the other Basic Documents. The Issuer, after giving effect to the transactions contemplated by this Agreement and the other Basic Documents, will have adequate funds to conduct its business in the foreseeable future.

(l) The Issuer has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Issuer. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Issuer in connection with the execution and delivery of this Agreement and the other Basic Documents and the transactions contemplated hereby or thereby including the transfer of each Receivable to the Issuer have been paid or shall have been paid if and when due at or prior to the Closing Date.

(m) Each Receivable and other Collateral was purchased by, or contributed to, the Issuer on the Closing Date pursuant to the Sale and Servicing Agreement or the Trust Agreement.

(n) All information heretofore or hereafter furnished by or on behalf of the Issuer to the Note Purchaser in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

(o) The Issuer is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

(p) There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or the property of the Issuer.

(q) The Issuer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(r) The Issuer has no trade names, fictitious names, assumed names or “doing business as” names.

(s) The Issuer is operated as an entity with assets and liabilities distinct from those of AmeriCredit and any other Affiliates of the Issuer, and the Issuer hereby acknowledges that the Note Purchaser is entering into the transactions contemplated by this Agreement in reliance upon the Issuer’s identity as a separate legal entity from AmeriCredit and each such Affiliate.

(t) There is not now, nor will there be at any time in the future, any agreement or understanding between AmeriCredit or any Affiliate and the Issuer (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(u) The Issuer does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

(v) The Sale and Servicing Agreement is the only agreement pursuant to which the Issuer purchases Receivables, and the Basic Documents delivered to the Note Purchaser represent all material agreements between AmeriCredit and AFS SenSub, on the one hand, and the Issuer, on the other. The Issuer has furnished to the Note Purchaser true, correct and complete copies of each Basic Document to which the Issuer is a party, each of which is in full force and effect. Neither the Issuer nor any Affiliate party thereto is in default of any of its obligations thereunder in any material respect. Upon the purchase of each Receivable pursuant to the Sale and Servicing Agreement, the Issuer shall be the lawful owner of, and have good title to, such Receivable and all assets relating thereto, free and clear of any Liens. All such assets are transferred to the Issuer without recourse to the Seller except as described in the Sale and Servicing Agreement. The purchases of such assets by the Issuer constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) enforceable against creditors of the Seller, and no such assets shall constitute property of the Seller.

(w) Upon delivery of the Notes to the Note Purchaser against payment by the Note Purchaser therefor, the Note Purchaser will acquire ownership of the Notes, free of Liens other than Liens created or granted by the Note Purchaser.

(x) One hundred percent (100%) of the outstanding Certificate is and will be directly owned (both beneficially and of record) by AFS SenSub. The Certificate is and will be validly issued, and there are no options, warrants or other rights to acquire the Certificate or other equity rights in the Issuer.

(y) Each of the representations and warranties with respect to the Receivables set forth on the Schedule of Representations attached as Schedule B to the Sale and Servicing Agreement is true and correct as of the date hereof and as of the Closing Date.

ARTICLE 5 COVENANTS

5.1 Covenants. Each of AmeriCredit, AFS SenSub and the Issuer, severally covenants and agrees, in each case as to itself individually or in its capacity as Seller or Servicer, as applicable, each with respect to itself only, that through the Closing Date and thereafter so long as any monetary obligation arising hereunder shall remain unpaid, unless the Note Purchaser shall otherwise consent in writing, that:

(a) Each of the Issuer, AmeriCredit, AFS SenSub, the Seller and the Servicer shall perform in all material respects each of the respective agreements, warranties and indemnities applicable to it under the Basic Documents to which it is a party and comply in all material respects with each of the respective terms and provisions applicable to it under the Basic Documents to which it is party, which agreements, warranties and indemnities are hereby incorporated by reference into this Agreement as if set forth herein in full;

(b) The Issuer, the Seller and the Servicer, as applicable, shall promptly furnish to the Note Purchaser (i) a copy of each certificate, report, statement, notice or other communication furnished by or on behalf of the Issuer, the Seller or the Servicer, as applicable, to the Trustee or to the Trust Collateral Agent concurrently therewith and furnish to the Note Purchaser promptly after receipt thereof a copy of each notice, demand or other communication received by or on behalf of the Issuer, the Seller, or the Servicer, as applicable, pursuant to this Agreement, the Sale and Servicing Agreement or the Indenture, and (ii) such other information, documents, records or reports respecting the Receivables, the other Collateral, the Issuer, the Seller or the Servicer which is in the possession or under the control of the Issuer, the Seller or the Servicer, as the case may be, as the Note Purchaser may from time to time reasonably request;

(c) Without limitation of the provisions of subsection 5.1(b) above, the Servicer shall furnish to the Note Purchaser (i) a copy of each Officer’s Certificate furnished to the Trustee pursuant to Section 4.10 of the Sale and Servicing Agreement, (ii) a copy of each annual certified public accountants’ reports received by the Trustee pursuant to Section 4.11 of the Sale and Servicing Agreement, (iii) on or before March 31 of each year, beginning on March 31, 2012, a copy of the report regarding the Servicer’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and (iv) a copy of each annual certified public accountants’ reports addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to clause (iii) above, including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB;

(d) The Servicer shall deliver (or cause General Motors Financial Company, Inc. to deliver) to the Note Purchaser (i) within ninety (90) days following the end of each of General Motors Financial Company, Inc.’s fiscal years, beginning with the fiscal year ending December 31, 2011, the audited consolidated balance sheet of General Motors Financial Company, Inc. as of the end of such fiscal year, and the related audited consolidated statements of income and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and accompanied by the opinion of its independent certified public accountants and (ii) within forty-five (45) days following the end of each of its fiscal quarters, beginning with the fiscal quarter ending March 30, 2012, the unaudited consolidated balance sheet of General Motors Financial Company, Inc. as of the end of such fiscal quarter, and the related unaudited consolidated statements of income and cash flows for such fiscal quarter, prepared in accordance with generally accepted accounting principles;

(e) Each of the Issuer, the Seller and the Servicer shall furnish to the Note Purchaser promptly after known to such party, information with respect to any action, suit or proceeding involving such party or any of its Affiliates by or before any court or any Governmental Authority which, if adversely determined, would have a material and adverse effect on such party or the transactions contemplated by, or such party’s ability to perform its obligations under, this Agreement or the Basic Documents;

(f) Each of the Servicer, the Custodian, the Seller and the Issuer, as applicable, will, at any time and from time to time during regular business hours, on at least five (5) Business Days’ (or if an Event of Default or Servicer Termination Event or event or condition which, with the passage of time or the giving of notice, or both, would become an Event of Default or Servicer Termination Event has occurred, one (1) Business Day’s) notice to the Seller, the Custodian, the Servicer and the Issuer, as the case may be, permit the Note Purchaser, or its agents or representatives, at the sole cost and expense of the Note Purchaser, two (2) visits and examinations of the type contemplated by this Section 5.1(f) per calendar year, (i) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller, the Custodian, the Servicer or the Issuer, as the case may be, relating to the Receivables, (ii) to conduct a file review of bankrupt, delinquent and repossessed and charged-off accounts, (iii) to meet with appropriate operations personnel to discuss portfolio performance, trends and any updates to the business, especially as related to collection and servicing processes, and (iv) to visit the offices and properties of the Seller, the Custodian, the Servicer or the Issuer, as applicable, for the purposes described in clauses (i)-(iii) above. If an Event of Default or event or condition which, with the passage of time or the giving of notice, or both, would become an Event of Default has occurred, the number of visits and examinations of the type contemplated by this Section 5.1(f) shall not be limited. If an Event of Default or Servicer Termination Event or event or condition which, with the passage of time or the giving of notice, or both, would become an Event of Default or Servicer Termination Event has occurred, any visit and examination of the type contemplated by this Section 5.1(f) shall be at the sole cost and expense of AmeriCredit. Any information obtained by the Note Purchaser pursuant to this subsection 5.1(f) shall be held in confidence by the Note Purchaser in accordance with the provisions of Section 6.2 hereof. In the event the Notes are Transferred, any visit and examination of the type contemplated by this Section 5.1(f) by the Transferee shall be limited to one (1) per calendar year (or if an Event of Default or Servicer Termination Event or event or condition which, with the passage of time or the giving of notice, or both, would become an Event of Default or Servicer Termination Event has occurred, any such visits and examinations shall not be limited);

(g) So long as Azalea Asset Management, Inc. is the Note Purchaser, no later than the second Business Day after each Distribution Date, the Servicer shall deliver to the Note Purchaser a computer tape and a diskette (or any other electronic transmission acceptable to the Note Purchaser) in a format acceptable to the Note Purchaser containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer’s Certificate relating to the immediately preceding Determination Date and necessary to review the application of collections as provided in Section 5.4 of the Sale and Servicing Agreement;

(h) The Servicer shall furnish to the Note Purchaser, promptly after the occurrence of any Event of Default or Servicer Termination Event, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Event of Default or Servicer Termination Event, as the case may be, and any action taken or proposed to be taken by the Servicer or the applicable Seller with respect thereto;

(i) In the event the Note Purchaser elects at any time after the Closing Date to obtain a rating on the Notes, each of the Servicer, the Seller and the Issuer, as applicable, shall, upon written request, use its reasonable efforts to cooperate with any data, document or other information requests made upon the Servicer, the Seller or the Issuer, as applicable, necessary to obtain such rating. All costs and expenses incurred in connection with obtaining and maintaining a rating on the Notes will be borne solely by the Note Purchaser; and

(j) Neither the Issuer nor any other party will take any action to effect the satisfaction and discharge of the Indenture pursuant to Section 4.1(A)(2)(ii) or (iii) thereof without the prior written consent of 100% of the Noteholders, which consent shall not be unreasonably withheld; provided, that if AmeriCredit provides a written certification to the Noteholders that an Event of Default will occur under the Indenture unless a satisfaction and discharge thereof is made pursuant such Section 4.1(A)(2)(ii) or (iii), then the consent of the Noteholders shall not be required.

ARTICLE 6 MUTUAL COVENANTS REGARDING CONFIDENTIALITY

6.1 Covenants. Each of AFS SenSub, individually and as Seller, the Issuer and AmeriCredit, individually, as Servicer and as Custodian, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement), except as the Note Purchaser may have consented to in writing prior to any proposed disclosure and except it may disclose such information (i) to its officers, employees, agents and legal advisors who are directly involved in the consideration of this Agreement (and then only on a confidential basis) and (ii) as required by applicable law or compulsory legal process; provided, that, in the case of clause (ii), AFS SenSub, the Seller, the Issuer, AmeriCredit or the Servicer, as applicable, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Note Purchaser of its intention to make any such disclosure prior to making such disclosure.

6.2 Covenants of Purchasers. Subject to the provisions of Section 8.1(c) hereof, the Note Purchaser covenants and agrees that any nonpublic information obtained by it pursuant to this Agreement shall be held in confidence except that the Note Purchaser may disclose such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding (whether or not having the force or effect of law) provided that, unless prohibited by a Requirement of Law, the Note Purchaser shall provide prompt notice of such order to the affected party, (ii) upon the request or demand of any regulatory authority having or claiming jurisdiction over the Note Purchaser or any of its affiliates, (iii) as required by applicable law, (iv) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Note Purchaser, (v) to its affiliates, officers, directors, employees, legal counsel, independent auditors, accountants, advisors, investors, potential investors, rating agencies, commercial paper dealers, providers of surety, guaranty, legal counsel of any of the foregoing and other experts or agents who need to know such information and are informed of the confidential nature of such information (provided that the Persons permitted to make such disclosures under clauses (i), (ii) and (iii) of this Section 6.2 shall also include credit or liquidity enhancers of the Note Purchaser), (vi) for purposes of establishing a “due diligence” defense, (vii) which was available to the Note Purchaser on a nonconfidential basis from a source other than the affected party, provided that such source was not to the knowledge of the Note Purchaser bound by a confidentiality agreement with the affected party, (viii) has been independently acquired or developed by the Note Purchaser without violating any of the Note Purchaser’s obligations under this Agreement, (ix) if such disclosure has been approved in writing in advance by AmeriCredit (x) regarding the existence of this Agreement, but not the financial terms thereof, or (xi) at any time following the date three (3) years after the date of this Agreement. No disclosure pursuant to subsection (xi) shall be made if the confidential information consists of non-public personal information, which shall include all Personally Identifiable Financial Information (as defined herein) in any list, description or other grouping of consumers/customers, and publicly available information pertaining to them, that is derived using any Personally Identifiable Financial Information that is not publicly available, and shall further include all Non-Public Personally Identifiable Information as defined by federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time. “Personally Identifiable Financial Information” means any information a consumer provides to a party in order to obtain a financial product or service, any information a party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about consumer resulting from any transaction involving a financial product or service between a party and a consumer. Personally Identifiable Financial Information may include, without limitation, a consumer’s first and last name, physical address, zip code, e-mail address, phone number, Social Security number, birth date, account number and any information that identifies, or when tied to the above information may identify, a consumer.

ARTICLE 7 [RESERVED]

ARTICLE 8 SECURITIES LAWS; TRANSFERS

8.1 Transfers of Notes.

(a) The Note Purchaser hereby makes each of the representations and warranties set forth in the form of Investment Letter attached hereto as Exhibit A to the Issuer on the Closing Date. The Note Purchaser agrees that the beneficial interest in the Notes purchased by it will be acquired for investment only and not with a view to any public distribution thereof, and that the Note Purchaser will not offer to sell or otherwise dispose of the Notes acquired by it (or any interest therein) in violation of any of the requirements of the Securities Act or any applicable state or other securities laws. The Note Purchaser acknowledges that it has no right to require AmeriCredit, AFS SenSub or the Issuer to register, under the Securities Act of 1933, as amended, or any other securities law, the Notes (or the beneficial interest therein) acquired by it pursuant to this Agreement or any Transfer Supplement. The Note Purchaser hereby confirms and agrees that in connection with any transfer by it of an interest in the Notes, the Note Purchaser has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(b) The Note Purchaser hereby certifies and any Transferee thereof shall certify to the Issuer, the Seller, the Servicer and the Trustee that it is either (i) a citizen or resident of the United States, (ii) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a person not described in (i) or (ii) who is entitled to receive payments under this Agreement and with respect to the Notes without deduction or withholding of any United States federal income taxes and whose ownership of any interest in the Notes will not result in any withholding obligation with respect to any payments with respect to the Notes by any Person.

(c) Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a “Transfer”) of the Notes may be made in whole or in part, and in accordance with this Section 8.1; provided, however, that any initial Transfer made in part shall be limited to three Transfers so that there are no more than three Noteholders, and any subsequent Transfers shall only be made in whole, but not in part. No Note or any interest therein may be Transferred to any Person (each, a “Transferee”) unless (i) the transferring Note Purchaser has provided at least fifteen (15) Business Days prior written notice to the Issuer, the Seller and the Servicer of the proposed Transfer, (ii) the prospective Transferee has been consented to by AmeriCredit, which consent shall not be unreasonably withheld, delayed or conditioned (provided, that if the prospective Transferee is an Affiliate of the Note Purchaser or an Event of Default has occurred and is continuing, no such consent shall be required), (iii) prior to the Transfer, the Transferee shall have executed and delivered to the Issuer and the Note Registrar an Investment Letter substantially in the form of Exhibit A attached hereto, and (iv) the Issuer, the Seller, the Servicer and the Trustee shall have received a copy of the duly executed Transfer Supplement.

(d) Each of AFS SenSub, the Seller, the Issuer, AmeriCredit and the Servicer authorizes the Note Purchaser to disclose to any Transferee and any prospective Transferee any and all confidential information in the Note Purchaser’s possession concerning this Agreement or the Basic Documents or concerning the Collateral or such information which has been delivered to the Note Purchaser pursuant to this Agreement or the Basic Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Note Purchaser by or on behalf of AFS SenSub, the Seller, the Issuer, AmeriCredit and the Servicer in connection with the Note Purchaser’s evaluation of the Receivables, AFS SenSub, the Seller, the Issuer, AmeriCredit or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Notes; provided, that prior to any such disclosure, such Transferee or prospective Transferee shall have agreed in writing to comply with the confidentiality provisions of Section 6.2, and a copy of such written agreement as to compliance has been furnished to the Servicer.

(e) The Note Purchaser may in accordance with applicable law, sell, transfer or assign to any Transferee all of its interest in the Notes and its rights and obligations under this Agreement and the Basic Documents pursuant to an agreement substantially in the form attached hereto as Exhibit B hereto (a “Transfer Supplement”), executed by such Transferee and the Note Purchaser; provided, however, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied. From and after the effective date determined pursuant to such Transfer Supplement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Note Purchaser hereunder as set forth therein and (ii) the transferring Note Purchaser shall, to the extent provided in such Transfer Supplement, be released from its obligations under this Agreement; provided, however, that after giving effect to each such Transfer, the obligations released by any such Note Purchaser shall have been assumed by a Transferee or Transferees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Transferee. The transferring Note Purchaser shall, on the effective date determined pursuant to the Transfer Supplement, provide a copy of such duly executed Transfer Supplement to the Issuer, the Seller, the Servicer and the Trustee.

(f) Upon instruction to register a transfer of the Note Purchaser’s beneficial interest in the Notes (or portion thereof) and surrender for registration of transfer of the Note Purchaser’s Notes and delivery to the Issuer of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest in the Notes (or portion thereof) shall be transferred in the records of the Trustee and, if requested by the Transferee, new Notes shall be issued to the Transferee and, if applicable, the transferring Note Purchaser in amounts reflecting such Transfer as provided in the Indenture. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Note Register.

8.2 Tax Characterization. It is the intention of the parties hereto that the Notes be treated for tax purposes as indebtedness, and the parties hereto agree to so treat the Notes (to the extent permitted by law).

ARTICLE 9 MISCELLANEOUS

9.1 Amendments and Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 9.1. With the written consent of the Note Purchaser, the Issuer, the Seller and the Servicer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount or extend the maturity of the Notes or reduce the rate or extend the time of payment of interest thereon or alter the timing of any other amount payable to the Note Purchaser hereunder or under the Sale and Servicing Agreement or the Indenture or (ii) amend, modify or waive any provision of this Section 9.1. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

9.2 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed (i) with respect to the Note Purchaser, as set forth on the signature pages hereto, (ii) with respect to the Trustee, as set forth on the signature pages hereto or (iii) with respect to the Issuer, the Seller or the Servicer, as set forth in the Indenture, or in each case, to such other address as may be hereafter notified by the respective parties hereto.

(b) A copy of all notices, requests and demands to or upon the Trustee by the Issuer, the Seller, AmeriCredit or the Servicer shall be concurrently sent to the Note Purchaser.

(c) Unless otherwise directed by the Note Purchaser, all payments to it shall be made by federal wire to the account specified on the signature page hereto or in the Transfer Supplement by which it became a party hereto (provided, in the case of an account specified in a Transfer Supplement, that the Issuer, the Servicer or the Trustee, as the case may be, shall have received notice thereof).

9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under any of the Basic Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Basic Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Basic Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of AFS SenSub, the Seller, AmeriCredit, the Servicer, the Issuer, the Note Purchaser, any Transferee and their respective successors and permitted assigns; provided that, except as provided in Section 7.4, 8.4 or 12.4 of the Sale and Servicing Agreement, AFS SenSub, the Seller, AmeriCredit and the Servicer may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Note Purchaser; provided, further, that in connection with any such assignment (including an assignment by operation of law), the assignee shall expressly agree in writing to assume all the obligations of AFS SenSub, the Seller, AmeriCredit or the Servicer, as applicable, hereunder and provided further that no assignment permitted hereunder shall relieve AFS SenSub, the Seller, AmeriCredit or the Servicer, as applicable, from any obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein).

9.5 [Reserved].

9.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.7 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

9.8 Integration. This Agreement and the Fee Letter, as applicable, represent the agreement of AFS SenSub (individually and as Seller), AmeriCredit (individually, as Servicer and as Custodian), the Issuer, the Trustee and the Note Purchaser with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to subject matter hereof not expressly set forth or referred to herein or therein or in the Basic Documents.

9.9 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.10 Jurisdiction; Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment arising out of or relating to this Agreement; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (v) consents to service of process in the manner provided for notices in Section 9.2 of this Agreement (provided that, nothing in this Agreement shall affect the right of any such party to serve process in any other manner permitted by law); and (vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding any special, exemplary, punitive or consequential damages.

9.11 Termination. This Agreement shall remain in full force and effect until the payment in full of the Notes and all other amounts payable to the Note Purchaser hereunder; provided, that the provisions of Sections 6.1, 6.2, 8.2, 9.10, 9.12, 9.13 and 9.14 shall survive termination of this Agreement and any amounts payable to the Note Purchaser thereunder shall remain payable thereto.

9.12 No Proceedings. The Note Purchaser covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Issuer or AFS SenSub any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States for one year and a day after all amounts payable by the Issuer and/or AFS SenSub, as applicable under this Agreement and/or the Notes have been paid.

9.13 Majority Noteholder Consent. The Trustee shall not take the actions specified in Sections 4(b) and 14 of the Lockbox Account Agreement or Sections 6(b) and 17 of the Lockbox Processing Agreement without the prior written consent of the Majority Noteholders.

9.14 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement.

9.15 Waiver of Jury Trial. EACH PARTY HERETO (INDIVIDUALLY AND, IN THE CASE OF AFS SENSUB, AS SELLER, AND, IN THE CASE OF AMERICREDIT, AS SERVICER AND AS CUSTODIAN) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND FOR THE NOTE PURCHASER PURCHASING AN INTEREST IN THE NOTE DESCRIBED HEREIN.

9.16 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other Basic Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

GM FINANCIAL AUTOMOBILE RECEIVABLES TRUST 2012-PP1,

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

AFS SENSUB CORP., individually and as Seller

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC., individually, as Servicer and as Custodian

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

WELLS FARGO BANK, N.A., as Trustee

By:

Name:
Title:

Address for Notices:

Wells Fargo Bank, N.A.
Corporate Trust Services/Structure Products Services
Sixth and Marquette Ave.
MAC N9311-161
Minneapolis, MN 55479
Attention: Corporate Trust Office
Email: cheryl.c.zimmerman@wellsfargo.com
Telephone #: 612-667-8058
Facsimile #: 612-667-3464

[Signature Page to Note Purchase Agreement]

AZALEA ASSET MANAGEMENT, INC., as Note Purchaser

By:
Name: Joseph R. York
Title: President and Chief Executive Officer

Address for Notices:

Azalea Asset Management, Inc.
3800 Howard Hughes Parkway
MAC S4733-090, Suite 900
Las Vegas, Nevada 89169-0925
Attention: Joseph R. York
Facsimile #: 702-791-6450

With copies to:

Wells Fargo Bank, N.A.
102 W. Main
Emmett, Idaho 83617
Attention: Barbara Nau
Facsimile #: 877-553-4246

and

Wells Fargo Bank, N.A.
45 Fremont Street
MAC A0194-263, 26th Floor
San Francisco, California 94105-2204
Attention: Penny Shepherd
Facsimile #: 415-975-7865

Wiring Instructions:

Wells Fargo Bank, N.A.
ABA#: 121000248
Account Name: SAI – ABS Wires in Process
Account #: 00131320050720
Reference: GMART 2012-PP1
Attn: Melissa Velez

[Signature Page to Note Purchase Agreement]

EXHIBIT A

FORM OF INVESTMENT LETTER

                                                 [Date]

[Name and address of Issuer]

[Name and address of Note Registrar]

[Name and address of Transferor Purchaser]

Re	GM Financial Automobile Receivables Trust 2012-PP1
Asset Backed Notes

Ladies and Gentlemen:

This letter (the “Investment Letter”) is delivered by the undersigned (the “Note Purchaser”) pursuant to subsection 8.1 of the Note Purchase Agreement dated as of January 10, 2012 (as in effect, the “Note Purchase Agreement”), among AFS SenSub Corp. (“AFS SenSub”), GM Financial Automobile Receivables Trust 2012-PP1, AmeriCredit Financial Services, Inc., [Name of Purchaser], as Note Purchaser, and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement. The Note Purchaser represents to and agrees with the Issuer as follows:

(a) The Note Purchaser is authorized to enter into the Note Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(b) The Note Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment. The Note Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested in connection with making such investment decision. The Note Purchaser has, based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Receivables, AFS SenSub, the Seller, AmeriCredit, the Servicer, the Issuer, the Backup Servicer, the Trust Collateral Agent and the Trustee and made its own decision to purchase its interest in the Notes, and will, based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Note Purchase Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Receivables, AFS SenSub, the Seller, AmeriCredit, the Servicer, the Issuer, the Backup Servicer, the Trust Collateral Agent and the Trustee.

(c) The Note Purchaser is an “accredited investor”, as defined in Rule 501, promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or is a sophisticated institutional investor. The Note Purchaser understands that the offering and sale of the Notes has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable “blue sky” law, and that the offering and sale of the Notes has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

(d) The Note Purchaser is acquiring an interest in Notes without a view to any distribution, resale or other transfer thereof except, with respect to any Note or any interest or participation therein, as contemplated in the following sentence. The Note Purchaser will not resell or otherwise transfer any interest or participation in the Notes, except in accordance with Section 8.1 of the Note Purchase Agreement and Section 2.4 of the Indenture and (i) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or “blue sky” laws; (ii) to the Issuer or any affiliate of the Issuer; or (iii) to a person who the Note Purchaser reasonably believes is a “qualified institutional buyer” (within the meaning thereof in Rule 144A under the Securities Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A. In connection therewith, the Note Purchaser hereby agrees that it will not resell or otherwise transfer the Notes or any interest therein unless the purchaser thereof provides to the addressee hereof a letter substantially in the form hereof.

(e) The Note Purchaser (i) is not (a) an “employee benefit plan” (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), that is subject to the provisions of Title I of ERISA, (b) a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)), that is subject to Section 4975 of the Code, (c) an entity whose underlying assets are deemed to be assets of an employee benefit plan or a plan described in (a) or (b) above by reason of such employee benefit plan’s or plan’s investment in the entity or (d) an employee benefit plan subject to any federal, state, local or non-U.S. laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) (any such entity described in clauses (i) through (iv), a “Benefit Plan Entity”) or (ii) is a Benefit Plan Entity and the acquisition and holding of the Note by such prospective transferee is covered by a Prohibited Transaction Class Exemption or the Statutory Exemption (or, if it is subject to any Similar Law, such acquisition and holding will not violate such Similar Law).

(f) This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Note Purchaser, enforceable against the Note Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:

EXHIBIT B

FORM OF TRANSFER SUPPLEMENT

TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Selling Purchaser set forth in Item 2 of Schedule I hereto (the “Selling Purchaser”) and the Purchasing Purchaser set forth in Item 3 of Schedule I hereto (the “Purchasing Purchaser”).

W I T N E S S E T H:

WHEREAS, this Supplement is being executed and delivered in accordance with subsection 8.1(e) of the Note Purchase Agreement, dated as of January 10, 2012, among GM Financial Automobile Receivables Trust 2012-PP1, AFS SenSub Corp., AmeriCredit Financial Services, Inc. (collectively, the “AmeriCredit Parties”), Azalea Asset Management, Inc. and Wells Fargo Bank, National Association (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Note Purchase Agreement”; unless otherwise defined herein, terms defined in the Note Purchase Agreement are used herein as therein defined);

WHEREAS, the Purchasing Purchaser wishes to become a Note Purchaser party to the Note Purchase Agreement and the Purchasing Purchaser wishes to acquire and assume from the Selling Purchaser, certain of the rights and obligations under the Note Purchase Agreement; and

WHEREAS, the Selling Purchaser wishes to sell and assign to the Purchasing Purchaser, certain of its rights and obligations under the Note Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Selling Purchaser of a duly executed Supplement, to which is attached a fully completed Schedule I and Schedule II, which has been executed by the Selling Purchaser and the Purchasing Purchaser, the Selling Purchaser will promptly transmit to the Servicer, the Seller, the Trustee and the Purchasing Purchaser a Transfer Effective Notice, substantially in the form of Schedule III to this Supplement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall be executed by the Selling Purchaser and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the “Transfer Effective Date”). From and after the Transfer Effective Date the Purchasing Purchaser shall be a Note Purchaser party to the Note Purchase Agreement for all purposes thereof.

(b) At or before 12:00 Noon, local time of the Selling Purchaser, on the Transfer Effective Date, the Purchasing Purchaser shall pay to the Selling Purchaser, in immediately available funds, an amount equal to the purchase price, as agreed between the Selling Purchaser and such Purchasing Purchaser (the “Purchase Price”), and other amounts owing to the Selling Purchaser under the Note Purchase Agreement or otherwise in respect of the Notes.

Effective upon receipt by the Selling Purchaser of the Purchase Price from the Purchasing Purchaser, the Selling Purchaser hereby irrevocably sells, assigns and transfers to the Purchasing Purchaser, without recourse, representation or warranty, and the Purchasing Purchaser hereby irrevocably purchases, takes and assumes from the Selling Purchaser, the presently outstanding aggregate principal balance of the Notes owned by the Selling Purchaser and other amounts owing to the Selling Purchaser in respect of the Notes, together with all instruments, documents and collateral security pertaining thereto.

This Supplement is intended by the parties hereto to effect a purchase by the Purchasing Purchaser and sale by the Selling Purchaser of interests in the Notes, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Purchaser to the Selling Purchaser. The Selling Purchaser hereby confirms that the amount of the aggregate principal balance of the Notes is $        as of             , 20    .

(c) The Selling Purchaser has made arrangements with the Purchasing Purchaser with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Selling Purchaser to the Purchasing Purchaser of any fees heretofore received by the Selling Purchaser pursuant to the Note Purchase Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Purchaser to the Selling Purchaser of fees or interest received by the Purchasing Purchaser pursuant to the Note Purchase Agreement or otherwise in respect of the Notes from and after the Transfer Effective Date.

(d)(i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Selling Purchaser in respect of the Notes shall, instead, be payable to or for the account of the Purchasing Purchaser in accordance with this Supplement.

(ii) All interest, fees and other amounts that would otherwise accrue for the account of the Selling Purchaser from and after the Transfer Effective Date pursuant to the Note Purchase Agreement or in respect of the Notes shall, instead, accrue for the account of, and be payable to or for the account of the Purchasing Purchaser in accordance with this Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Purchaser, the Selling Purchaser and the Purchasing Purchaser will make appropriate arrangements for payment by the Selling Purchaser to the Purchasing Purchaser of such amount upon receipt thereof.

(e) Concurrently with the execution and delivery hereof, the Purchasing Purchaser will deliver to the Issuer an executed Investment Letter in the form of Exhibit A to the Note Purchase Agreement.

(f) Each of the parties to this Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement.

(g) By executing and delivering this Supplement, the Selling Purchaser and the Purchasing Purchaser confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Selling Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Note Purchase Agreement or the Basic Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Purchase Agreement or any other instrument or document furnished pursuant thereto; (ii) the Selling Purchaser makes no representation or warranty and assumes no responsibility with respect to the Issuer, the financial condition of the Receivables, AFS SenSub, the Seller, AmeriCredit, the Servicer, the Issuer, the Trust Collateral Agent, the Backup Servicer or the Trustee or the performance or observance by AFS SenSub, the Seller, AmeriCredit, the Servicer, the Issuer, the Trust Collateral Agent, the Backup Servicer or the Trustee of any of their respective obligations under the Note Purchase Agreement or any other instrument or document furnished pursuant hereto; (iii) the Purchasing Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iv) the Purchasing Purchaser will, independently and without reliance upon the Selling Purchaser or any other Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Purchase Agreement or the Basic Documents; and (v) the Purchasing Purchaser agrees (for the benefit of the Selling Purchaser, the Trustee, the Servicer and the Seller) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Purchase Agreement are required to be performed by it as a Note Purchaser.

(h) THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO

TRANSFER SUPPLEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR TRANSFER SUPPLEMENT

Re:	Note Purchase Agreement, dated as of January 10, 2012, among GM Financial Automobile Receivables Trust 2012-PP1,
AFS SenSub Corp., AmeriCredit Financial Services, Inc. (collectively, the “AmeriCredit Parties”), Azalea Asset
Management, Inc. and Wells Fargo Bank, National Association

Item 1:	Date of Transfer Supplement:

Item 2:	Selling Purchaser:

Item 3:	PurchasingPurchaser:

Item 4:	Signatures of Parties to Agreement:

as Selling Purchaser

By:
Name:
Title:

By:
Name:
Title:

as Purchasing Purchaser

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE II TO

TRANSFER SUPPLEMENT

LIST OF ADDRESSES

FOR NOTICES

SCHEDULE III TO

TRANSFER SUPPLEMENT

Form of

Transfer Effective Notice

To:	[Name and address of Seller,
Servicer, Trustee and
Purchasing Purchaser]

The undersigned, as Note Purchaser under the Note Purchase Agreement, dated as of January 10, 2012, among GM Financial Automobile Receivables Trust 2012-PP1, AFS SenSub Corp., AmeriCredit Financial Services, Inc. (collectively, the “AmeriCredit Parties”), Azalea Asset Management, Inc. and Wells Fargo Bank, National Association, acknowledges receipt of executed counterparts of a completed Transfer Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Supplement are used herein as therein defined.

Pursuant to such Supplement, you are advised that the Transfer Effective Date will be             ,     .

Very truly yours,

[NAME OF SELLING PURCHASER]

By:
Name:
Title: